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                                                                      Exhibit 21


                       SUBSIDIARIES OF TEMPLE-INLAND INC.
                    (Including Joint Ventures & Partnerships)
     (State of Incorporation) (Percentage of Ownership by Immediate Parent)
                            (Federal Tax I.D. Number)

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INLAND CONTAINER CORPORATION I (DELAWARE) (100%) (75-2042862)

        Inland Paperboard and Packaging, Inc.(Delaware)(100%)(13-2946332)
            El Morro Corrugated Box Corporation (Delaware)(100%)(35-1323144)
            El Morro Corrugated Box Corporation (Puerto Rico)(100%)(66-0274059)
            Georgia Kraft Company (Delaware)(100%)(75-2212491)
                    Sabine River & Northern Railroad Company (Texas)(100%)(34-0969790)
            Inland Argentina, Inc. (Delaware) (100%)(75-2559834)
                    Inland Argentina S.A. (Argentina) (99.9%)
            Inland Chile I, Inc. (Delaware) (100%)(75-2559831)
                    Manufacturas y Embalajes Inland Chile Limitada (90%; 10% Inland Chile II)(Chile)
            Inland Chile II, Inc. (Delaware) (100%)(75-2559773)
            Inland Container FSC, Inc. (U.S. Virgin Islands)(100%)(66-0412023)
            Inland International Holding Company (Delaware)(100%)(75-2559772)
                    Inland Corrugados de Mexico, S.A. de C.V. (Mexico)(100%)
                           Inland Corrugados de Guanajato, S.A. de C.V. (Mexico)(100%)
                           Inland Corrugados de Monterrey, S.A. de C.V. (Mexico)(100%)
                           Inland Corrugados de Sinaloa, S.A. de C.V. (Mexico)(100%)
                    TinCorr S.A. (Uruguay) (100%)
            Inland Paper Company, Inc. (Indiana)(100%)(35-1343720)
            Wesland Container LLC (Arkansas) (50%)

TEMPLE-INLAND FINANCIAL HOLDINGS INC. (NEVADA)(100%)(PENDING)

TEMPLE-INLAND FOREST PRODUCTS CORPORATION (DELAWARE) (100%) (75-1462427)

        The Angelina Free Press, Inc. (Texas)(100%)(75-1080101)
        Del-Tin Fiber, L.L.C.  (Arkansas) (50%) (71-0772548)
        Eastex Incorporated (Texas)(100%)(74-1180064)
        Evadale Realty Company (Delaware)(100%)(74-6047398)
            Bestile Manufacturing Company (California) (100%)(95-1608040)
        Home Owners Trust Company (Texas)(100%)(74-1482976)
        Sabine Investment Company of Texas, Inc. (Texas)(100%)(75-1308206)
        Scotch Investment Company (Texas)(100%)(74-1463738)
        Scotch Properties Management Inc. (Delaware)(100%)(75-2242094)
        Southern Pine Lumber Company (Texas)(100%)(75-1183646)
        Southern Pine Plywood Co. (Texas)(100%)(75-1159301)
        Standard Gypsum L.L.C. (Texas)(50%)
        Templar Essex Inc. (Delaware)(100%)(75-2459426)
        Temple Associates, Inc. (Texas)(100%)(75-0777257)
        Temple-Eastex Incorporated (Delaware) (100%)(75-2248412)
        Temple Industries, Inc. (Texas)(100%)(75-0571180)
        Temple-Inland Food Service Corporation (Delaware)(100%)(75-2285370)
        Temple Inland Forest Products of Canada Inc. (New Brunswick, Canada)(100%)
        Temple-Inland Forest Products International Inc. (Delaware)(100%)(75-1462427)
            Planfosur S. de R.L. de C.V. (Mexico) (51%; 49% owned by TIFPC)
        Temple-Inland Paperboard Specialty Company (Delaware) (100%)(75-2504953)
        Temple-Inland Recaustisizing Company (Delaware)(100%)(75-2468479)
        Temple-Inland Recovery Company (Delaware)(100%)(75-2468476)
        Temple-Inland Stores Company (Delaware)(100%)(75-2468477)
        Temple-Inland Trading Company (Delaware)(100%)(75-2604111)
        Temple Lumber Company (Texas)(100%)(75-6018597)
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        Temple/Re-Con Inc. (Delaware)(50%)(Pending)
        Texas Southeastern Railroad Company (Texas)(100%)(75-6002614)
        Topaz Oil Company (Texas)(100%)(75-1053707)

        TEMPLE-INLAND FINANCIAL SERVICES INC. (DELAWARE) (100%) (74-2421034)
            Guaranty Holdings Inc. I (Delaware) (100%)(75-2244180)
                    Guaranty Federal Bank, F.S.B. (Federal) (79.1%; 20.9% owned by
                           Temple-Inland Financial Holdings)
                           Guaranty Group Inc. (Texas)(100%)(75-2515512)
                           Participation Purchase Corporation (Nevada)(100%)(74-2676327)
                           RWHC Inc.(Nevada)(100%)(74-2829164)
                                  Guaranty Preferred Capital Corporation (Nevada)(100%)(74-2829164)
                           MBHC Inc. (Nevada)(100%)(86-0881894)
                                  Knutson Mortgage Corporation (100%)(Delaware)
                                         Knutson Title Company (100%)(Minnesota)
                                  Temple-Inland Mortgage Corporation (Nevada)(100%)(74-1878850)
                                         Western Cities Mortgage Corporation (California)(100%)(95-3836552)
                           Stockton Financial Corporation (100%)(California)
                           Stockton Service Corporation (100%)(California)
                           501 Weber Bldg., Inc. (100%)(California)
                           Temple-Inland Properties Inc. (Delaware)(100%)(74-2431999)
                    Stanford Realty Advisors, Inc. (Delaware)(100%)(75-2426395)
            LIC Investments Inc. (Delaware)(100%)(74-2366105)
            Lumbermen's Investment Corporation (Delaware)(100%)(74-1213624)
                    Brehm-Aviara Group LLC (California)( %)
                    CNB/LIC Ventures Inc. (98.4%)
                    LIC Financial Corporation (Delaware)(100%)(74-2553548)
                    LIC Ventures, Inc. (100%)(Delaware)(74-2772874)
                           Landon Alma Partners Limited (49%)
                           Landon Prairie Creek Partners Limited (49%)
                           Landon Legacy Partners Limited (49%)
                           Red Hawk Business Park Limited Partnership (49%)
                           Tampa Palms Apartments, Ltd. (Florida) (69%)
                           Turnbury Park Apartments, Ltd. (69%)
                    Onion Creek Wastewater Corporation (Texas)(100%)(74-2733721)
                    Olympia Joint Venture (San Antonio)(50%)
                    Sunbelt Insurance Company (Texas)(100%)(74-1950814)
                    TEEC Inc. (Texas)(100%)(75-1962795)
                    Timberline Insurance Managers, Inc. (Texas)(100%)(74-1550763)
                           Capline Marketing Group (Texas)(50%)
                           Premium Acceptance Corporation (Texas)(100%)(74-2438963)
                           Rubiola, Blair & Associates, Inc. (Texas)(100%)
                           The Insurance Marketplace, Inc. (Texas)(100%)(74-2333654)
                    West Houston Residential Development Partners (60%)
            Temple-Inland Capital Inc. (Delaware)(100%)(75-2555146)
            Temple-Inland Life Inc. (Nevada)(100%)(74-2387096)
                    Temple-Inland Insurance Corporation (Delaware)(100%)(75-2045626)
            Temple-Inland Realty Inc. (Delaware) (100%)(75-2370575)
                    Temco Associates (50%)
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